Mineral Titles Online Viewer

Tenure Detail

Tenure Number ID	**507404** View Tenure
Termination Type	
Title Type	MCX
Tenure Sub Type	C
Tenure Type	M
Mining Division	
Good To Date	2006/FEB/17
Issue Date	2005/FEB/17
Termination Comments	
Termination Date	
Tag Number	
Claim Name	
Old Tenure Code	
Area In Hectares	422.213

Map Numbers:

094L

Owners:

200187 Myron Peter Kinach 100.0%

Agents:

116166 WILLIAM ERNEST LUMLEY CEXT (4018564)
116166 WILLIAM ERNEST LUMLEY BSLI (4024282)
200187 Myron Peter Kinach BSLC (4024291)

Click here to go back to the tenure list page.
Click here to go back to the tenure search page.


94L.057
507404
509811
94L.058
Dune Za Keyih Park
Copyright © BC Ministry of Sustainable Resource Managemen Map Center: 126° 37' 47" W, 58° 33' 14" N